Exhibit 10.1
AMENDMENT NO. 1 TO TERM LOAN AGREEMENT
This AMENDMENT NO. 1 TO TERM LOAN AGREEMENT, dated as of March 24, 2020 (this “Amendment No. 1”), is by and among PIEDMONT OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“Borrower”), TRUIST BANK, as administrative agent (the “Agent”) and as Lender, and JPMORGAN CHASE BANK, N.A. (“JPMorgan”) and U.S. BANK NATIONAL ASSOCIATION (“US Bank”), as new Lenders (JPMorgan and US Bank, collectively, the “New Lenders”). Reference is made to that certain Term Loan Agreement, dated as of February 10, 2020 (the “Loan Agreement”), by and among the Borrower, the Lenders referenced therein and the Agent. Capitalized terms used herein without definition shall have the same meanings as set forth in the Loan Agreement, as amended hereby.
RECITALS
WHEREAS, the Borrower has requested that the Lenders increase the size of the term loan facility to $300,000,000 and make certain amendments to the Loan Agreement, and the Lenders are willing to make such changes as set forth herein;
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1. AMENDMENTS TO LOAN Agreement. As of the Amendment Effective Date (as defined in Section 3 hereof), the Loan Agreement is hereby amended as follows:
1.1Amendment to Recitals. The first recital to the Loan Agreement is amended by deleting the amount “$150,000,000” on the second line thereof and substituting the amount “$300,000,000” in place thereof.
1.2Amendment to Section 1.1. Section 1.1 of the Loan Agreement is amended by deleting the pricing grid at the end of the definition of “Applicable Margin” and substituting the following pricing grid in place thereof:

Level	Credit Rating (S&P/Moody’s)	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans
1	A-/A3 or higher	1.00%	0.00%
2	BBB+/Baal	1.20%	0.20%
3	BBB/Baa2	1.40%	0.40%
4	BBB-/Baa3	1.65%	0.65%
5	< BBB-/Baa3	2.00%	1.00%

1.3Further Amendments to Section 1.1. Section 1.1 of the Loan Agreement is amended by amending and restating each of the following definitions in their entirety to read as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Commitment” means, as to each Lender, such Lender’s obligation to make Loans pursuant to Section 2.1, in an amount up to, but not exceeding, the amount set forth for such Lender on Schedule I as such Lender’s “Commitment”, or as set forth in the applicable Assignment and Assumption, as the same may be reduced from time to time pursuant to Section 2.10 or adjusted to reflect any assignments to or by such Lender effected in accordance with Section 12.5.
“Loan” the loan made pursuant to and defined in Section 2.1(a).
“Mandatory Prepayment Event” means (a) the issuance of common or preferred equity securities by the Parent or the Borrower or (b) the incurrence of (i) any Indebtedness secured by a mortgage lien on any Property owned or ground-leased by the Borrower or a Subsidiary of the Borrower or (ii) any unsecured Indebtedness (excluding Indebtedness under the Existing Revolving Credit Facility pursuant to existing commitments (whether or not such existing commitments have been funded as of the Agreement Date) and including an issuance or private placement of unsecured notes or debt securities or the borrowing of incremental loans under a revolving credit or term loan facility pursuant to new commitments provided after the Agreement Date) of the Parent, the Borrower or any Subsidiary of the Borrower.  For the avoidance of doubt, Indebtedness under the Existing Revolving Credit Facility in an aggregate amount of up to $500,000,000 at any time outstanding shall not constitute a “Mandatory Prepayment Event” hereunder.
“Termination Date” means March 12, 2021, subject to extension as set forth in Section 2.11.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.4Additional Definitions for Section 1.1. The following new definitions are added to Section 1.1 of the Loan Agreement in the appropriate alphabetical order:
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
1.5Amendment to Article I. Article I of the Loan Agreement is amended by adding the following new Section 1.4 immediately after Section 1.3:
“Section 1.4. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.”
1.6Amendment to Section 2.1(a). Section 2.1(a) of the Loan Agreement is amended by inserting the following new sentence at the end of such Section:
“Notwithstanding the foregoing, the Borrower agrees that it will deliver a Notice of Borrowing in an amount equal to all of the Commitments on March 24, 2020 and that the Commitment Period will therefore expire on such date immediately following the funding of such Loan Borrowing in accordance with the Notice of Borrowing.”
1.7Amendment to Section 2.11. Section 2.11 of the Loan Agreement is amended by restating such Section 2.11 in its entirety to read as follows:
“Section 2.11. Extension of Termination Date.
If any Loans have been borrowed hereunder and are outstanding, the Borrower shall have the right, exercisable twice, to extend the Termination Date by six (6) months per extension (for a maximum total extension to March 11, 2022). The Borrower may exercise each such right by executing and delivering to the Agent at least 15 days but not more than 30 days prior to the then current Termination Date, a written request for such extension (an “Extension Request”). The Agent shall forward to each Lender a copy of the Extension Request delivered to the Agent promptly upon receipt thereof. Subject to satisfaction of the following conditions, the Termination Date shall be extended for six (6) months effective upon receipt of the Extension Request and payment of the fee referred to in the following clause (b): (a) immediately prior to such extension and immediately after giving effect thereto, (i) no Default or Event of Default shall exist and (ii) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of such extension with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents and (b) the Borrower shall have paid to the Agent for the account of each Lender an extension fee equal to 0.0625% (i.e., 6.25 basis points) of the outstanding principal amount of such Lender’s Loans at the time of such extension.”
1.8Amendment to Article III. Article III of the Loan Agreement is amended by inserting the following new Section 3.11 immediately after Section 3.10:
“Section 3.11. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a) any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 12.3 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined by the Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders, as a result of any judgment of a court of competent jurisdiction obtained by any Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement or under any other Loan Document; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and
(b) the Commitment and Loans of such Defaulting Lender shall not be included in determining whether the Requisite Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 12.6); provided that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby.
In the event that each of the Agent and the Borrower agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then such Lender shall purchase at par such of the Loans of the other Lenders as the Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Commitment Percentage.
1.9Amendment to Section 6.1. Section 6.1(aa) of the Loan Agreement is restated in its entirety to read as follows:
“(aa) Affected Financial Institution. No Loan Party is an Affected Financial Institution.”
1.10Amendment to Section 12.5(b)(vi). Section 12.5(b)(vi) of the Loan Agreement is amended by adding the words “or a Defaulting Lender” after the words “natural person” at the end of such subsection.
1.11Amendment to Section 12.19. Section 12.19 of the Loan Agreement is restated in its entirety to read as follows:
“Section 12.19 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.”
1.12Amendment to Article XII. Article XII of the Loan Agreement is amended by adding the following new Section 12.20 immediately after Section 12.19:
“Section 12.20. Acknowledgement Regarding Any Supported QFCs.
To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Derivatives Contracts or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
As used in this Section 12.20, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).”
1.13Commitments. The aggregate Commitments are hereby increased from $150,000,000 to $300,000,000.
1.14Amendment to Schedule I. Schedule I to the Loan Agreement is deleted in its entirety and the Schedule I attached hereto is substituted in place thereof.
1.15New Commitments by New Lenders; Reduction of Truist Bank’s Commitment Each of the New Lenders shall have a Commitment in the amount set forth opposite its name on Schedule I attached to this Amendment No. 1. The Commitment of Truist Bank is reduced to the amount set forth opposite its name on Schedule I attached to this Amendment No. 1.
1.16New Lenders. From and after the date hereof, each of the New Lenders shall be deemed to be a Lender for all purposes of the Loan Agreement, and each reference to the Lenders in the Loan Agreement shall be deemed to include each of the New Lenders. Without limiting the generality of the foregoing, each of the New Lenders confirms its appointment of Truist Bank as the Agent in accordance with Article XI of the Loan Agreement.
1.17Representations, Warranties and Agreements of New Lenders. Each of the New Lenders (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment No. 1 and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it satisfies the requirements, if any, specified in the Loan Agreement and under applicable law that are required to be satisfied by it in order to become a Lender, (iii) from and after the Amendment Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of its Commitments, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 of the Loan Agreement, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment No. 1, and (v) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment No. 1; and (b) agrees that (i) it will, independently and without reliance upon the Agent or any other Lender and their Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE BORROWER
In order to induce the Lenders (including the New Lenders) and the Agent to enter into this Amendment No. 1, each of the Parent and the Borrower represents and warrants to each Lender (including the New Lenders) and the Agent that the following statements are true, correct and complete:
(i) The Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of this Amendment No. 1, the Loan Agreement as amended by this Amendment No. 1 (the “Amended Agreement”) and the replacement Notes and new Notes described in Section 3D below (the “Replacement and New Notes”, and together with this Amendment No. 1 and the Amended Agreement, the “Amendment Documents”) to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. Each of Amendment Documents has been duly executed and delivered by the duly authorized officers or other representatives of the Borrower and Parent and is a legal, valid and binding obligation of such Persons enforceable against such Persons in accordance with its terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally;
(ii) The execution, delivery and performance of each of the Amendment Documents in accordance with its terms do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Borrower or Parent; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Borrower or Parent, or any indenture, agreement or other instrument to which the Borrower or Parent is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or Parent;
(iii) the representations and warranties of the Parent and the Borrower contained in Article VI of the Loan Agreement are and will be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date hereof and the Amendment Effective Date to the same extent as though made on and as of such dates, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of such earlier date and except for changes in factual circumstances not prohibited by the Loan Agreement; and
(iv) no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment No. 1 that would constitute a Default or Event of Default.
SECTION 3. CONDITIONS TO EFFECTIVENESS
This Amendment No. 1 shall become effective only upon the satisfaction of the following conditions precedent (the date of satisfaction of such conditions being referred to as the “Amendment Effective Date”):
A.The Borrower, the Parent, the Agent, and all of the Lenders (including the New Lenders) shall have indicated their consent hereto by the execution and delivery of the signature pages hereof to the Agent, including, in the case of Parent, the signature page to the Reaffirmation of Facility Guaranty attached to this Amendment No. 1.
B.The Agent shall have received, for the account of each Lender executing this Amendment No. 1, the agreed-upon fees owed to such Lender on the Amendment Effective Date.
C.The Agent shall have received a secretary’s certificate of the Parent and the Borrower (i) either confirming that there have been no changes to its organizational documents since February 10, 2020, or if there have been changes to the Parent’s or the Borrower’s organizational documents since such date, certifying as to such changes, and (ii) certifying as to resolutions of the Parent and the Borrower, the good standing of the Parent and the Borrower and the incumbency of officers with respect to this Amendment No. 1 and the transactions contemplated hereby.
D.Execution and delivery to the Agent by the Borrower of a replacement Note in favor of Truist Bank and a new Note in favor of each New Lender, in each case in the amount of its Commitment set forth on Schedule I attached hereto.

E.Delivery to the Agent by King & Spalding LLP and Venable LLP, as counsel to the Parent and the Borrower, of opinions addressed to the Lenders and the Agent in form and substance reasonably satisfactory to the Agent.
F.The Agent shall have received all reasonable out-of-pocket costs and expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel for which the Borrower agrees it is responsible pursuant to Section 12.2 of the Loan Agreement), incurred in connection with this Amendment No. 1.
SECTION 4. MISCELLANEOUS
A. Reference to and Effect on the Loan Agreement and the Other Loan Documents.
(i) On and after the effective date of this Amendment No. 1, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Loan Agreement and each reference in the other Loan Documents to the “Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended hereby. This Amendment No. 1 shall constitute a “Loan Document” under the Loan Agreement.
(ii) Except as specifically amended by this Amendment No. 1, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
(iii) The execution, delivery and performance of this Amendment No. 1 shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or any Lender under the Loan Agreement or any of the other Loan Documents.
B.Headings. Section and subsection headings in this Amendment No. 1 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 1 for any other purpose or be given any substantive effect.
C.Applicable Law. THIS AMENDMENT NO. 1 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WITHOUT REGARD FOR PRINCIPLES OF CONFLICTS OF LAW.
D.Counterparts; Effectiveness. This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Amendment No. 1 by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment No. 1. Unless set forth in writing to the contrary, execution of this Amendment No. 1 by a Lender shall be deemed conclusive evidence that the conditions precedent to effectiveness set forth in Section 3 shall have been satisfied or waived to the satisfaction of such Lender.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
BORROWER:
PIEDMONT OPERATING PARTNERSHIP, LP
By: Piedmont Office Realty Trust, Inc., its General Partner
By:
Name:
Title:

PARENT:
PIEDMONT OFFICE REALTY TRUST, INC.
By:
Name:
Title:

TRUIST BANK, as Agent and as a Lender

By:
Name:
Title:

JPMORGAN CHASE BANK. N.A., AS A NEW LENDER

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, AS A NEW LENDER

By:
Name:
Title:

Reaffirmation of Facility Guaranty

        The undersigned Guarantor hereby (a) acknowledges the foregoing Amendment No. 1, (b) reaffirms its guaranty of the Guarantied Obligations (as defined in the Facility Guaranty executed and delivered by such Guarantor) under or in connection with the Loan Agreement, as modified by this Amendment No. 1, in accordance with the Facility Guaranty executed and delivered by such Guarantor, and (c) confirms that its Facility Guaranty shall remain in full force and effect after giving effect to this Amendment No. 1.

PIEDMONT OFFICE REALTY TRUST, INC. By: _______________________ Name: Title:

Schedule I

Commitments

Lender	Commitment
TRUIST BANK	$125,000,000.00
JPMORGAN CHASE BANK, N.A.	$75,000,000.00
U.S. BANK NATIONAL ASSOCIATION	$100,000,000.00
TOTAL	$300,000,000.00